UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC
Class A Warrants to purchase Common Stock	The Nasdaq Stock Market LLC
Class B Warrants to purchase Common Stock	The Nasdaq Stock Market LLC
Class C Warrants to purchase Common Stock	The Nasdaq Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.
Securities Act registration statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to be Registered.

General
As previously reported, on June 28, 2020, Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Chesapeake Energy Corporation, et al. (the “Chapter 11 Cases”). On January 12, 2021, the Debtors filed the Fifth Amended Joint Plan of Reorganization of Chesapeake Energy Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”). On January 16, 2021, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”), a copy of which is filed as Exhibit 99.1 hereto. On February 9, 2021 (the “Effective Date”), the Company satisfied the conditions specified in the Confirmation Order and the Plan became effective.
Pursuant to the Plan, on the Effective Date, the Company created new common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Plan, the Company issued 97,906,968 shares of Common Stock on the Effective Date. This registration statement registers under Section 12(b) of the Securities Exchange Act of 1934, as amended, the Common Stock issued pursuant to the Plan. The Company has applied to list the Common Stock on The Nasdaq Stock Market LLC under the symbol of “CHK.”
Also on the Effective Date, the Company filed its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Oklahoma and adopted its Second Amended and Restated Bylaws (the “Bylaws”). The following description of the Common Stock does not purport to be complete and is subject to and qualified by the full terms of the Certificate of Incorporation and the Bylaws, copies of which were previously filed as Exhibits 3.1 and 3.2, respectively, to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “Commission”) on February 9, 2021 and are hereby incorporated by reference as Exhibits 3.1 and 3.2 to this registration statement. Additionally, the Oklahoma General Corporation Act may contain provisions which affect the capital stock of the Company.
Authorized Capitalization
Under the Certificate of Incorporation, the Company’s authorized capital stock consists of 495,000,000 shares, which include 450,000,000 shares of the Common Stock and 45,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
Common Stock
A description of the Common Stock is contained in the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2021, which description is incorporated herein by reference. The description of Common Stock does not purport to be complete and is subject to and qualified by the full terms of the Certificate of Incorporation and the Bylaws, copies of which were previously filed as Exhibits 3.1 and 3.2, respectively, to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2021 and are hereby incorporated by reference as Exhibits 3.1 and 3.2 to this registration statement.
Warrant Agreements
Pursuant to the Plan, on the Effective Date, the Company entered into a Class A Warrant Agreement (the “Class A Warrant Agreement”), a Class B Warrant Agreement (the “Class B Warrant Agreement”) and a Class C Warrant Agreement (the “Class C Warrant Agreement” and, together with the Class A Warrant Agreement and the Class B Warrant Agreement, the “Warrant Agreements”) with EQ Shareowner Services.
A description of the material provisions of the Warrant Agreements is contained in the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2021, which description is incorporated herein by reference.

The foregoing description of the Warrant Agreements does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreements, copies of which were previously filed as Exhibits 10.3, 10.4 and 10.5, respectively, to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2021 and are hereby incorporated by reference as Exhibits 10.2, 10.3 and 10.4 to this registration statement.
Registration Rights Agreement
Pursuant to the Plan, on the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the parties to the backstop commitment agreement between the Company and the parties set forth therein.
A description of the material provisions of the Registration Rights Agreement is contained in the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2021, which description is incorporated herein by reference.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2021 and is hereby incorporated by reference as Exhibit 10.1 to this registration statement.

Item 2.    Exhibits.

Exhibit Number	Name of Exhibit
2.1
Fifth Amended Joint Plan of Reorganization of Chesapeake Energy Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 19, 2021).

3.1
Second Amended and Restated Certificate of Incorporation of Chesapeake Energy Corporation (incorporated by reference to Exhibit 3.1 to Chesapeake Energy Corporation’s Current Report on Form 8-K filed on February 9, 2021).

3.2	Second Amended and Restated Bylaws of Chesapeake Energy Corporation (incorporated by reference to Exhibit 3.2 to Chesapeake Energy Corporation’s Current Report on Form 8-K filed on February 9, 2021).
10.1
Registration Rights Agreement dated as of February 9, 2021, by and among Chesapeake Energy Corporation and the other parties signatory thereto (incorporated by reference to Exhibit 10.2 to Chesapeake Energy Corporation’s Current Report on Form 8-K filed on February 9, 2021).

10.2
Class A Warrant Agreement dated as of February 9, 2021, between Chesapeake Energy Corporation and EQ Shareowner Services (incorporated by reference to Exhibit 10.3 to Chesapeake Energy Corporation’s Current Report on Form 8-K filed on February 9, 2021).

10.3
Class B Warrant Agreement dated as of February 9, 2021, between Chesapeake Energy Corporation and EQ Shareowner Services (incorporated by reference to Exhibit 10.4 to Chesapeake Energy Corporation’s Current Report on Form 8-K filed on February 9, 2021).

10.4
Class C Warrant Agreement dated as of February 9, 2021, between Chesapeake Energy Corporation and EQ Shareowner Services (incorporated by reference to Exhibit 10.5 to Chesapeake Energy Corporation’s Current Report on Form 8-K filed on February 9, 2021).

99.1	Order Confirming the Fifth Amended Joint Plan of Reorganization (incorporated by reference to Exhibit 2.1 to Chesapeake Energy Corporation’s Current Report on Form 8-K filed on January 19, 2021).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb Executive Vice President – General Counsel and Corporate Secretary

Date: February 9, 2021